Exhibit 99.2

MPT Medical Properties Trust QUARTERLY SUPPLEMENTAL SECOND QUARTER 2023

3 COMPANY OVERVIEW Company Information 3 FINANCIAL INFORMATION 6 Reconciliation of Net Income to Funds from Operations 6 Debt Summary 7 Debt Maturities and Debt Metrics 8 PORTFOLIO INFORMATION Lease and Loan Maturity Schedule 9 9 Total Assets and Revenues by Asset Type, Operator, State and Country 10 Rent Coverage 13 Summary of Investments and Development Projects 15 FINANCIAL STATEMENTS Consolidated Statements of Income 16 16 Consolidated Balance Sheets 17 Investments in Unconsolidated Real Estate Joint Ventures 18 Investments in Unconsolidated Operating Entities 19 Appendix - Non-GAAP Reconciliation 20 FORWARD-LOOKING STATEMENTS Forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause the actual results of the Company or future events to differ materially from those expressed in or underlying such forward-looking statements, including without limitation: Normalized FFO per share; expected payout ratio; the amount and timing of acquisitions or dispositions of healthcare real estate or other investments, if any; Net Debt to EBITDAre; portfolio diversification; capital markets conditions; the repayment of debt arrangements; statements concerning the additional income to the Company as a result of ownership interests in certain hospital operations and the timing of such income; the payment of future dividends, if any; completion of additional debt arrangements and additional investments; national and international economic, business, regulatory, real estate and other market conditions; the competitive environment in which the Company operates; the execution of the Company’s business plan; financing risks; the Company’s ability to maintain its status as a REIT for federal income tax purposes; acquisition and development risks; potential environmental and other liabilities; potential impact from health crises; the risks and uncertainties of litigation; other events beyond the control of our tenants/borrowers and the related impact to us; and other factors affecting the real estate industry generally or healthcare real estate in particular. For further discussion of the factors that could affect outcomes, please refer to the "Risk Factors" section of the Company’s Annual Report on Form 10-K for the year ended December 31, 2022, and as updated by the Company’s subsequently filed Quarterly Reports on Form 10-Q and other SEC filings. Except as otherwise required by the federal securities laws, the Company undertakes no obligation to update the information in this report. Certain information in the supplemental package may be shown adjusted for transactions completed subsequent to period end and the consummation of pending transactions, including the July 2023 repurchase of three hospitals by Prime Healthcare, the expected sale of three Connecticut hospitals currently leased to Prospect Medical Holdings, and the expected sale of the remainder of our Australia portfolio. The adjustments are based upon available information and assumptions that we believe are reasonable. There is no assurance that any pending transactions will occur. On the cover and below: Arizona General Hospital - Mesa, Arizona.

COMPANY OVERVIEW MPT Medical Properties Trust, Inc. is a self-advised real estate investment trust formed in 2003 to acquire and develop net-leased hospital facilities. From its inception in Birmingham, Alabama, the Company has grown to become one of the world’s largest owners of hospital real estate. MPT’s financing model facilitates acquisitions and recapitalizations and allows operators of hospitals to unlock the value of their real estate assets to fund facility improvements, technology upgrades and other investments in operations. As of June 30, 2023. 444 properties 55 operators ~44,000 beds 3I U.S. states IO countries MEDICAL PROPERTIES TRUST | SUPPLEMENTAL INFORMATION | Q2 2023 3

MPT Officers Edward K. Aldag, Jr. R. Steven Hamner Emmett E. McLean J. Kevin Hanna Rosa H. Hooper Larry H. Portal Charles R. Lambert R. Lucas Savage Chairman, President and Chief Executive Officer Executive Vice President and Chief Financial Officer Executive Vice President, Chief Operating Officer and Secretary Senior Vice President, Controller and Chief Accounting Officer Senior Vice President of Operations & Assistant Secretary Senior Vice President, Senior Advisor to the CEO (not pictured) Vice President, Treasurer and Managing Director of Capital Markets Vice President, Head of Global Acquisitions From the Left: Charles R. Lambert, Emmett E. McLean, R. Lucas Savage, Edward K. Aldag, Jr., R. Steven Hamner, Rosa H. Hooper and J. Kevin Hanna (not pictured: Larry H. Portal). Board of Directors Edward K. Aldag, Jr. G. Steven Dawson R. Steven Hamner Caterina A. Mozingo Emily W. Murphy Elizabeth N. Pitman D. Paul Sparks, Jr. Michael G. Stewart C. Reynolds Thompson, III Corporate Headquarters Medical Properties Trust, Inc. 1000 Urban Center Drive, Suite 501 Birmingham, AL 35242 (205) 969-3755 (205) 969-3756 (fax) www.medicalpropertiestrust.com MEDICAL PROPERTIES TRUST | SUPPLEMENTAL INFORMATION | Q2 2023 4

INVESTOR RELATIONS Drew Babin Senior Managing Director of Corporate Communications (646) 884-9809 dbabin@medicalpropertiestrust.com Tim Berryman Managing Director of Investor Relations (205) 397-8589 tberryman@medicalpropertiestrust.com Transfer Agent Equiniti Trust Company, LLC 6201 15th Avenue Brooklyn, NY 11219 https://equiniti.com/us Stock Exchange Listing and Trading Symbol New York Stock Exchange (NYSE): MPW MPW LISTED NYSE Senior Unsecured Debt Ratings Moody’s: Ba1 Standard & Poor’s: BB+ Klinik Heidelberg, Germany, operated by ATOS. MEDICAL PROPERTIES TRUST | SUPPLEMENTAL INFORMATION | Q2 2023 5

FINANCIAL INFORMATION

RECONCILIATION OF NET INCOME TO FUNDS FROM OPERATIONS

(Unaudited)

(Amounts in thousands, except per share data)

	For the Three Months Ended		For the Six Months Ended	
	June 30, 2023	June 30, 2022	June 30, 2023	June 30, 2022
FFO INFORMATION:				
Net (loss) income attributable to MPT common stockholders	$ (42,037)	$ 189,597	$ (9,243)	$ 821,278
Participating securities' share in earnings	(469)	(345)	(984)	(747)
Net (loss) income, less participating securities' share in earnings	$ (42,506)	$ 189,252	$ (10,227)	$ 820,531
Depreciation and amortization	382,244	101,976	484,204	201,435
Gain on sale of real estate	(167)	(16,355)	(229)	(467,993)
Real estate impairment charges	-	-	52,104	-
Funds from operations	$ 339,571	$ 274,873	$ 525,852	$ 553,973
Write-off (recovery) of unbilled rent and other	95,642	1,943	135,268	(328)
Other impairment charges	-	-	-	4,875
Litigation and other	2,502	-	10,228	-
Share-based compensation adjustments	(4,363)	(966)	(4,363)	(966)
Non-cash fair value adjustments	8,374	(943)	4,253	(8,966)
Tax rate changes and other	(157,230)	(825)	(164,535)	(825)
Debt refinancing and unutilized financing costs	816	619	816	9,435
Normalized funds from operations	$ 285,312	$ 274,701	$ 507,519	$ 557,198
Share-based compensation	10,800	11,075	22,629	22,879
Debt costs amortization	5,203	4,560	10,324	10,173
Rent deferral, net	2,380	(3,327)	4,793	(7,043)
Straight-line rent revenue from operating and finance leases	(60,825)	(74,757)	(123,414)	(152,090)
Adjusted funds from operations	$ 242,870	$ 212,252	$ 421,851	$ 431,117
PER DILUTED SHARE DATA:				
Net (loss) income, less participating securities' share in earnings	$ (0.07)	$ 0.32	$ (0.02)	$ 1.37
Depreciation and amortization	0.64	0.17	0.81	0.33
Gain on sale of real estate	-	(0.03)	-	(0.78)
Real estate impairment charges	-	-	0.09	-
Funds from operations	$ 0.57	$ 0.46	$ 0.88	$ 0.92
Write-off (recovery) of unbilled rent and other	0.16	-	0.23	-
Other impairment charges	-	-	-	-
Litigation and other	-	-	0.01	-
Share-based compensation adjustments	-	-	-	-
Non-cash fair value adjustments	0.01	-	-	(0.01)
Tax rate changes and other	(0.26)	-	(0.27)	-
Debt refinancing and unutilized financing costs	-	-	-	0.02
Normalized funds from operations	$ 0.48	$ 0.46	$ 0.85	$ 0.93
Share-based compensation	0.02	0.02	0.04	0.04
Debt costs amortization	0.01	0.01	0.02	0.02
Rent deferral, net	-	(0.01)	-	(0.01)
Straight-line rent revenue from operating and finance leases	(0.10)	(0.13)	(0.21)	(0.26)
Adjusted funds from operations	$ 0.41	$ 0.35	$ 0.70	$ 0.72

Notes:

(A) Certain line items above (such as depreciation and amortization) include our share of such income/expense from unconsolidated joint ventures. These amounts are included with all activity of our equity interests in the "Earnings from equity interests" line on the consolidated statements of income.

(B) Investors and analysts following the real estate industry utilize funds from operations ("FFO") as a supplemental performance measure. FFO, reflecting the assumption that real estate asset values rise or fall with market conditions, principally adjusts for the effects of GAAP depreciation and amortization of real estate assets, which assumes that the value of real estate diminishes predictably over time. We compute FFO in accordance with the definition provided by the National Association of Real Estate Investment Trusts, or Nareit, which represents net income (loss) (computed in accordance with GAAP), excluding gains (losses) on sales of real estate and impairment charges on real estate assets, plus real estate depreciation and amortization, including amortization related to in-place lease intangibles, and after adjustments for unconsolidated partnerships and joint ventures.

In addition to presenting FFO in accordance with the Nareit definition, we disclose normalized FFO, which adjusts FFO for items that relate to unanticipated or non-core events or activities or accounting changes that, if not noted, would make comparison to prior period results and market expectations less meaningful to investors and analysts. We believe that the use of FFO, combined with the required GAAP presentations, improves the understanding of our operating results among investors and the use of normalized FFO makes comparisons of our operating results with prior periods and other companies more meaningful. While FFO and normalized FFO are relevant and widely used supplemental measures of operating and financial performance of REITs, they should not be viewed as a substitute measure of our operating performance since the measures do not reflect either depreciation and amortization costs or the level of capital expenditures and leasing costs (if any not paid by our tenants) to maintain the operating performance of our properties, which can be significant economic costs that could materially impact our results of operations. FFO and normalized FFO should not be considered an alternative to net income (loss) (computed in accordance with GAAP) as indicators of our results of operations or to cash flow from operating activities (computed in accordance with GAAP) as an indicator of our liquidity.

We calculate adjusted funds from operations, or AFFO, by subtracting from or adding to normalized FFO (i) straight-line rent, (ii) non-cash share-based compensation expense, and (iii) amortization of deferred financing costs. AFFO is an operating measurement that we use to analyze our results of operations based more on the receipt, rather than the accrual, of our rental revenue and on certain other adjustments. We believe that this is an important measurement because our infrastructure-type assets generally require longer term leases with annual contractual escalations of base rents, resulting in the recognition of a significant amount of rental income that is not billable/collected until future periods. Our calculation of AFFO may not be comparable to AFFO or similarly titled measures reported by other REITs. AFFO should not be considered as an alternative to net income (calculated pursuant to GAAP) as an indicator of our results of operations or to cash flow from operating activities (calculated pursuant to GAAP) as an indicator of our liquidity.

MEDICAL PROPERTIES TRUST | SUPPLEMENTAL INFORMATION | Q2 2023

6

FINANCIAL INFORMATION

(As of June 30, 2023)
($ amounts in thousands)

DEBT SUMMARY

Debt Instrument	Rate Type	Rate	Balance
2026 Credit Facility Revolver[A]	Variable	4.855% - 6.760%	$ 1,211,708
2027 Term Loan	Variable	6.902%	200,000
2.550% Notes Due 2023 (£400M)[A]	Fixed	2.550%	508,120
2024 AUD Term Loan (A$470M)[A]	Fixed[B]	2.850%	313,208
2024 GBP Term Loan (£105M)[A]	Fixed	5.250%	133,191
3.325% Notes Due 2025 (€500M)[A]	Fixed	3.325%	545,450
2025 GBP Term Loan (£700M)[A]	Fixed[C]	2.349%	889,210
0.993% Notes Due 2026 (€500M)[A]	Fixed	0.993%	545,450
5.250% Notes Due 2026	Fixed	5.250%	500,000
2.500% Notes Due 2026 (£500M)[A]	Fixed	2.500%	635,150
5.000% Notes Due 2027	Fixed	5.000%	1,400,000
3.692% Notes Due 2028 (£600M)[A]	Fixed	3.692%	762,180
4.625% Notes Due 2029	Fixed	4.625%	900,000
3.375% Notes Due 2030 (£350M)[A]	Fixed	3.375%	444,605
3.500% Notes Due 2031	Fixed	3.500%	1,300,000
			$ 10,288,272
Debt issuance costs and discount			(50,714)
	Weighted average rate	3.930%	$ 10,237,558

RATE TYPE AS PERCENTAGE OF TOTAL DEBT


Variable
14%
Fixed
86%

(A) Non-USD denominated debt converted to U.S. dollars at June 30, 2023.
(B) We entered into an interest rate swap transaction, effective July 3, 2019, to fix the benchmark variable interest rate of the loan. On March 10, 2023, the rate increased to 2.850%.
(C) We entered into an interest rate swap transaction, effective March 6, 2020, to fix the benchmark variable interest rate of the loan. On March 10, 2023, the rate increased to 2.349%.

MEDICAL PROPERTIES TRUST | SUPPLEMENTAL INFORMATION | Q2 2023 7

FINANCIAL INFORMATION

(As of June 30, 2023)
($ amounts in thousands)

DEBT MATURITIES

Year	Senior Unsecured Notes	Term Loans/Revolver	Total Debt	% of Total
2023	$ 508,120	$ -	$ 508,120	4.9%
2024	-	446,399	446,399	4.3%
2025	545,450	889,210	1,434,660	14.0%
2026	1,680,600	1,211,708	2,892,308	28.1%
2027	1,400,000	200,000	1,600,000	15.6%
2028	762,180	-	762,180	7.4%
2029	900,000	-	900,000	8.8%
2030	444,605	-	444,605	4.3%
2031	1,300,000	-	1,300,000	12.6%
Totals	**$ 7,540,955**	**$ 2,747,317**	**$ 10,288,272**	**100.0%**

DEBT BY LOCAL CURRENCY

	Senior Unsecured Notes	Term Loans/Revolver	Total Debt	% of Total
United States	$ 4,100,000	$ 930,000	$ 5,030,000	48.9%
United Kingdom	2,350,055	1,173,566	3,523,621	34.3%
Australia	-	313,208	313,208	3.0%
Europe	1,090,900	330,543	1,421,443	13.8%
Totals	**$ 7,540,955**	**$ 2,747,317**	**$ 10,288,272**	**100.0%**

DEBT METRICS

	For the Three Months Ended June 30, 2023
Adjusted Net Debt to Annualized EBITDA*re* Ratios:	
Adjusted Net Debt	$ 9,498,140
Adjusted Annualized EBITDA*re*	1,402,568
Adjusted Net Debt to Adjusted Annualized EBITDA*re* Ratio	6.8x
Adjusted Net Debt	$ 9,498,140
Transaction Adjusted Annualized EBITDA*re*	1,382,344
Adjusted Net Debt to Transaction Adjusted Annualized EBITDA*re* Ratio	6.9x
Leverage Ratio:	
Unsecured Debt	$ 10,155,081
Secured Debt	133,191
Total Debt	$ 10,288,272
Total Gross Assets[(A)]	20,455,540
Financial Leverage	50.3%
Interest Coverage Ratios:	
Interest Expense	$ 104,470
Capitalized Interest	2,834
Debt Costs Amortization	(4,082)
Total Interest	$ 103,222
EBITDA*re*	293,730
Interest Coverage Ratio	2.8x
Adjusted EBITDA*re*	$ 350,642
Adjusted Interest Coverage Ratio	3.4x

(A) Total Gross Assets equals total assets plus accumulated depreciation and amortization.

See appendix for reconciliation of other Non-GAAP financial measures.

MEDICAL PROPERTIES TRUST | SUPPLEMENTAL INFORMATION | Q2 2023

8

PORTFOLIO INFORMATION LEASE AND LOAN MATURITY SCHEDULE(A) ($ amounts in thousands) Years of Maturities(B) Total Properties(C) Base Rent/Interest(D) Percentage of Total Base Rent/Interest 2023(E) 7 $32,802 2.5% 2024 2 2,731 0.2% 2025 7 19,961 1.5% 2026 4 2,490 0.2% 2027 1 3,476 0.3% 2028 8 19,968 1.5% 2029 5 12,414 0.9% 2030 116,454 0.5% 2031 4 4,746 0.4% 2032 41 68,373 5.2% Thereafter 343 1,142,996 86.8% 433 $1,316,411 100.0% Percentage of total base rent/interest 100% 90% 80% 70% 60% 50% 40% 30% 20% 10% 0% 2.5% 0.2% 1.5% 0.2% 0.3% 1.5% 0.9% 0.5% 0.4% 5.2% 86.8% 2023 2024 2025 2026 2027 2028 2029 2030 2031 2032 Thereafter (A) Schedule includes leases and mortgage loans. (B) Lease/Loan expiration is based on the fixed term of the lease/loan and does not factor in potential renewal or other options provided for in our agreements. (C) Reflects all properties, including those that are part of joint ventures, except vacant properties (approximately 0.2% of total assets), and six facilities that are under development. (D) Represents contractual base rent/interest income on an annualized basis as of period end (including foreign currency exchange rates) but does not include tenant recoveries, additional rents and other lease-related adjustments to revenue (i.e., straight-line rents and deferred revenues). (E) Properties classified as held for sale are shown to mature in current year, including four facilities currently leased to Healthscope and three facilities repurchased by Prime Healthcare in July 2023. MEDICAL PROPERTIES TRUST | SUPPLEMENTAL INFORMATION | Q2 2023 9

PORTFOLIO INFORMATION

TOTAL ASSETS AND REVENUES BY ASSET TYPE

(June 30, 2023)

($ amounts in thousands)

Asset Types	Properties	Total Assets[A]	Percentage of Total Assets	Q2 2023 Revenues[B]	Percentage of Q2 2023 Revenues
General Acute Care Hospitals	197	$ 12,231,004	63.7%	$ 234,917 [C]	69.6%
Behavioral Health Facilities	70	2,591,314	13.5%	56,378	16.7%
Inpatient Rehabilitation Facilities	114	1,457,603	7.6%	31,452	9.3%
Long-Term Acute Care Hospitals	20	275,843	1.4%	8,329	2.5%
Freestanding ER/Urgent Care Facilities	43	234,044	1.2%	6,319	1.9%
Other	-	2,414,567 [D]	12.6%	-	-
Total	444	$ 19,204,375	100.0%	$ 337,395	100.0%

TOTAL ASSETS BY ASSET TYPE


1%
1%
13%
8%
64%
13%
General Acute Care Hospitals
Behavioral Health Facilities
Inpatient Rehabilitation Facilities
Long-Term Acute Care Hospitals
Freestanding ER/Urgent Care Facilities
Other

TOTAL REVENUES BY ASSET TYPE


2%
2%
9%
17%
70%

DOMESTIC ASSETS BY ASSET TYPE


2%
2%
14%
7%
8%
67%
General Acute Care Hospitals
Behavioral Health Facilities
Inpatient Rehabilitation Facilities
Long-Term Acute Care Hospitals
Freestanding ER/Urgent Care Facilities
Other

DOMESTIC REVENUES BY ASSET TYPE


4%
3%
10%
11%
72%

Note: Investments in operating entities are allocated pro rata based on the gross book value of the real estate. Such pro rata allocations are subject to change from period to period.

(A) Reflects total assets on our consolidated balance sheets.
(B) Reflects actual revenues on our consolidated statements of income.
(C) Includes a write-off of approximately $95 million of straight-line rent receivables as part of the Steward Health Care/CommonSpirit Health transaction, which closed on May 1, 2023.
(D) Includes our PHP Holdings investment of $654,520.

MEDICAL PROPERTIES TRUST | SUPPLEMENTAL INFORMATION | Q2 2023 10

PORTFOLIO INFORMATION

TOTAL ASSETS - LARGEST INDIVIDUAL FACILITY

(June 30, 2023)

Operators	Largest Individual Facility as a Percentage of Total Assets[(A)]
Steward Health Care	2.0%
Circle Health	1.1%
Priory Group	0.7%
Prospect Medical Holdings	1.0%
Lifepoint Behavioral Health	0.4%
50 operators	1.9%

Largest Individual Facility Investment is Approximately 2% of MPT Investment Portfolio

COMPREHENSIVE PROPERTY-LEVEL UNDERWRITING FRAMEWORK

MPT invests in real estate, not the consolidated financial performance of its tenants. Each facility is underwritten for characteristics that make the infrastructure attractive to any experienced, competent operator - not just the current tenant. If we have underwritten these correctly, then coupled with our absolute net master lease structure, our real estate will be attractive to a replacement operator, in the rare event we must transition. Such underwriting characteristics include:

- ***Physical Quality***
- ***Competition***
- ***Demographics and Market***
- ***Financial***

TOTAL ASSETS AND REVENUES BY OPERATOR

(June 30, 2023)

($ amounts in thousands)

Operators	Properties	Total Assets[(A)]	Percentage of Total Assets	Q2 2023 Revenues[(B)]	Percentage of Q2 2023 Revenues
Steward Health Care	36				
Florida market		$ 1,366,453	7.1%	$ 37,040	10.9%
Texas/Arkansas/Louisiana market		1,050,597	5.5%	23,932	7.1%
Massachusetts market		800,998	4.2%	7,291	2.1%
Arizona market		308,513	1.6%	11,577	3.4%
Ohio/Pennsylvania market		123,491	0.6%	4,737	1.4%
Utah market		5,994	0.0%	(84,878)[(C)]	-25.0%
Circle Health	36	2,141,517	11.2%	48,645	14.4%
Priory Group	37	1,401,106	7.3%	26,930	8.0%
Prospect Medical Holdings	13	1,045,844	5.5%	68,436	20.3%
Lifepoint Behavioral Health[(D)]	19	799,212	4.2%	19,068	5.7%
CommonSpirit Health	5	796,774	4.1%	19,568	5.8%
Swiss Medical Network	17	682,069	3.6%	1,345	0.4%
MEDIAN	81	671,727	3.4%	7,469	2.2%
Ernest Health	29	616,350	3.2%	17,847	5.3%
Prime Healthcare	12	567,516	3.0%	18,956	5.6%
45 operators	159	4,411,647	22.9%	109,432	32.4%
Other	-	2,414,567	12.6%	-	-
Total	**444**	**$ 19,204,375**	**100.0%**	**$ 337,395**	**100.0%**

Note: Investments in operating entities are allocated pro rata based on the gross book value of the real estate. Such pro rata allocations are subject to change from period to period.
(A) Reflects total assets on our consolidated balance sheets.
(B) Reflects actual revenues on our consolidated statements of income, including revenue from ground lease and other expenses reimbursed to us by tenants.
(C) Includes a write-off of approximately $95 million of straight-line rent receivables as part of the Steward Health Care/CommonSpirit Health transaction, which closed on May 1, 2023.
(D) Formerly Springstone.

MEDICAL PROPERTIES TRUST | SUPPLEMENTAL INFORMATION | Q2 2023

11

PORTFOLIO INFORMATION

TOTAL ASSETS AND REVENUES BY U.S. STATE AND COUNTRY

(June 30, 2023)

($ amounts in thousands)

U.S. States and Other Countries	Properties	Total Assets[A]	Percentage of Total Assets	Q2 2023 Revenues[B]	Percentage of Q2 2023 Revenues
Texas	52	$ 1,940,872	10.1%	$ 47,444	14.1%
Florida	9	1,366,453	7.1%	35,508	10.5%
California	19	1,211,932	6.3%	57,367	17.0%
Utah	7	834,773	4.4%	(64,288)[C]	-19.1%
Massachusetts	10	805,796	4.2%	6,605	2.0%
26 Other States	122	3,846,670	20.0%	136,538	40.5%
Other	-	1,699,686	8.9%	-	-
United States	**219**	**$ 11,706,182**	**61.0%**	**$ 219,174**	**65.0%**
United Kingdom	92	$ 4,301,199	22.4%	$ 88,275	26.2%
Germany	85	746,419	3.9%	9,517	2.8%
Switzerland	17	682,069	3.5%	1,345	0.4%
Australia	4	301,125	1.6%	8,498	2.5%
Spain	9	232,037	1.2%	2,170	0.6%
Other Countries	18	520,463	2.7%	8,416	2.5%
Other	-	714,881	3.7%	-	-
International	**225**	**$ 7,498,193**	**39.0%**	**$ 118,221**	**35.0%**
Total	**444**	**$ 19,204,375**	**100.0%**	**$ 337,395**	**100.0%**

Note: Investments in operating entities are allocated pro rata based on the gross book value of the real estate. Such pro rata allocations are subject to change from period to period.
(A) Reflects total assets on our consolidated balance sheets.
(B) Reflects actual revenues on our consolidated statements of income.
(C) Includes a write-off of approximately $95 million of straight-line rent receivables as part of the Steward Health Care/CommonSpirit Health transaction, which closed on May 1, 2023.

TOTAL ASSETS BY COUNTRY


61%
22%
4%
3%
2%
1%
3%
4%
United States
United Kingdom
Germany
Switzerland
Australia
Spain
Other Countries
Other

TOTAL REVENUES BY COUNTRY


65%
26%
3%
1%
2%
1%
2%

ASSETS BY U.S. STATE


10%
7%
6%
5%
4%
20%
9%
Texas
Florida
California
Utah
Massachusetts
26 Other States
Other

REVENUES BY U.S. STATE


14%
10%
17%
-19%
2%
41%

MEDICAL PROPERTIES TRUST | SUPPLEMENTAL INFORMATION | Q2 2023 12

PORTFOLIO INFORMATION TOTAL PORTFOLIO TTM EBITDARM(A)(B) RENT COVERAGE EXCLUSIVE OF ALL CARES ACT GRANTS YOY AND SEQUENTIAL QUARTER COMPARISONS BY PROPERTY TYPE EBITDARM Rent Covrage 4.00x 3.50x 3.00x 2.50x 2.00x 1.50x 1.00x 0.50x 0.00x 2.8x 2.6x 2.8x General Acute Care Hospitals 1.9x 1.9x 1.8x Inpatient Rehabilitation Facilities 1.8x 1.8x 1.8x Behavioral Health Facilities 2.5x 1.7x 1.5x Long-Term Acute Care Hospitals 2.5x 2.4x 2.4x Total Portfolio Q1 2022 TTM Q4 2022 TTM Q1 2023 TTM Notes: All data presented is on a trailing twelve month basis. For properties acquired in the preceding twelve months, data is for the period between MPT acquisition and March 31, 2023. (A) EBITDARM is facility-level earnings before interest, taxes, depreciation, amortization, rent and management fees. EBITDARM includes normal GAAP expensed maintenance and repair costs. EBITDARM does not give effect for capitalized expenditures that extend the life or improve the facility and equipment in a way to drive more future revenues. The majority of these types of capital expenditures are financed and do not have an immediate cash impact. MPT’s rent is not subordinate to capitalized expenses. In addition, EBITDARM does not represent property net income or cash flows from operations and should not be considered an alternative to those indicators. EBITDARM figures utilized in calculating coverages presented are based on financial information provided by MPT’s tenants. MPT has not independently verified this information, but has no reason to believe this information is inaccurate in any material respect. TTM Coverages are calculated based on actual, unadjusted EBITDARM results as presented in tenant financial reporting and cash rent paid to MPT, except as noted below. - All CARES Act Grants received by tenants have been removed from the tenant’s reported financial results in the above time periods. - Prospect Medical Holdings and Prime Healthcare Q1 2023 EBITDARM for California facilities has been adjusted for amounts expected to be received under the Hospital Quality Assurance Fee (“HQAF”) Program 8. Amounts included are derived from the current model from the California Hospital Association which has not yet been approved by CMS. (B) General Acute Care coverages and Total Portfolio coverages do not include Pipeline Health facilities as Pipeline Health filed Chapter 11 bankruptcy in October 2022, Healthscope facilities due to pending sale, and Prospect Medical Holdings Pennsylvania and Connecticut due to restructuring. MEDICAL PROPERTIES TRUST | SUPPLEMENTAL INFORMATION | Q2 2023 13

PORTFOLIO INFORMATION

TOTAL PORTFOLIO TTM EBITDARM RENT COVERAGE EXCLUSIVE OF ALL CARES ACT GRANTS

EBITDARM RENT COVERAGE: OPERATORS WITH PROPERTY-LEVEL REPORTING

Tenant	Net Investment (in thousands)[A]	Primary Property Type	TTM EBITDARM Rent Coverage
Steward Health Care	$ 2,434,365	General Acute	2.9x
Priory Group	1,179,310	Behavioral	2.2x
MEDIAN	591,196	IRF	1.7x
Ernest Health	545,038	IRF/LTACH	2.2x
Prospect Medical Holdings[B]	512,309	General Acute	1.0x
Prime Healthcare[C]	467,515	General Acute	4.0x
Aspris Children's Services	245,958	Behavioral	2.2x
Vibra Healthcare	242,751	IRF/LTACH	1.7x
Surgery Partners	166,687	General Acute	7.8x
Ardent Health Services	87,162	General Acute	6.7x
Other Reporting Tenants	635,510	Various	2.6x
Total	**$ 7,107,801**		**2.7x**

Tenant	Net Investment (in thousands)[A]	Primary Property Type	TTM EBITDARM Rent Coverage
International Operator 1	$ 2,089,634	General Acute	2.2x
Domestic Operator 1	507,394	General Acute	0.9x
Domestic Operator 2	387,346	General Acute/LTACH	1.2x
Domestic Operator 3	773,888	Behavioral	1.4x
Total	**$ 3,758,262**		**1.7x**

PROPERTY-LEVEL REPORTING NOT REQUIRED AND/OR NOT AVAILABLE

Tenant	Net Investment (in thousands)[A]	Primary Property Type	Comments
CommonSpirit Health	$ 796,774	General Acute	One of the largest nonprofit health care operators in the U.S.; Investment grade-rated
Swiss Medical Network	441,056	General Acute	Second largest group of private hospitals in Switzerland
Ramsay Health Care UK	407,200	General Acute	One of largest health care operators in the world; Parent guaranty; Investment grade-rated
Pihlajalinna	220,524	General Acute	Finland's leading provider of social and health services
Saint Luke's - Kansas City	129,110	General Acute	Investment grade-rated
NHS	89,413	General Acute	Single-payor government entity in UK
Dignity Health	44,013	General Acute	Part of CommonSpirit; Parent guaranty; Investment grade-rated
CUF	30,078	General Acute	Largest private hospital system in Portugal with 23 facilities and 75+ year operating history
NeuroPsychiatric Hospitals	27,106	Behavioral	Parent guaranty
Community Health Systems	26,652	General Acute	U.S. hospital operator with substantial operating history
Other Tenants	23,525	General Acute	N/A
Total	**$ 2,235,451**		

Above data represents approximately 87% of MPT Total Real Estate Investment [D]

Notes: All data presented is on a trailing twelve month basis. For properties acquired in the preceding twelve months, data is for the period between MPT acquisition and March 31, 2023.
(A) Investment figures exclude equity investments, non-real estate loans, freestanding ER/urgent care facilities, and facilities under development.
(B) Prospect Medical Holdings coverage includes California facilities only.
(C) Prime Healthcare coverage includes facilities remaining after Prime's repurchase of three facilities in early July 2023.
(D) Healthscope and Prospect Medical Holdings Connecticut are excluded due to pending sale.

MEDICAL PROPERTIES TRUST | SUPPLEMENTAL INFORMATION | Q2 2023

14

PORTFOLIO INFORMATION

SUMMARY OF INVESTMENTS

(For the six months ended June 30, 2023)

(Amounts in thousands)

Operator	Location	Investment[A]	Commencement Date
PHP Holdings	California	$ 50,000	Q1 2023
MEDIAN	Germany	77,230	Q2 2023
Priory Group	U.K.	57,606	Q2 2023
Prospect Medical Holdings	California	25,000	Q2 2023
Capital Additions, Development and Other Funding for Existing Tenants(B)	Various	117,749	Various
		$ 327,585	

SUMMARY OF CURRENT DEVELOPMENT PROJECTS AS OF JUNE 30, 2023

(Amounts in thousands)

Operator	Location	Commitment	Costs Incurred as of June 30, 2023	Estimated Commencement Date
Ernest Health	South Carolina	$ 22,400	$ 18,077	Q3 2023
IMED Hospitales	Spain	46,273	41,109	Q3 2023
Lifepoint Behavioral Health	Texas	31,600	11,422	Q1 2024
IMED Hospitales	Spain	37,434	10,832	Q3 2024
IMED Hospitales	Spain	51,372	14,849	Q1 2025
Steward Health Care	Texas	169,408	57,098	Q2 2026
		$ 358,487	$ 153,387	

(A) Excludes transaction costs, such as real estate transfer and other taxes. Amount assumes exchange rate as of the investment date.

(B) Reflects normal capital additions that extend the life or improve existing facilities on which we receive a return equal to the lease rate for the respective facility. This includes over 10 facilities and six different operators.

MEDICAL PROPERTIES TRUST | SUPPLEMENTAL INFORMATION | Q2 2023

15

FINANCIAL STATEMENTS

CONSOLIDATED STATEMENTS OF INCOME

(Unaudited)
(Amounts in thousands, except per share data)

	For the Three Months Ended		For the Six Months Ended	
	June 30, 2023	June 30, 2022	June 30, 2023	June 30, 2022
REVENUES				
Rent billed	$ 247,491	$ 241,209	$ 495,648	$ 504,611
Straight-line rent	(39,329)	58,518	17,364	119,562
Income from financing leases	68,468	51,873	81,663	103,649
Interest and other income	60,765	48,626	92,931	82,204
Total revenues	337,395	400,226	687,606	810,026
EXPENSES				
Interest	104,470	87,730	202,124	178,913
Real estate depreciation and amortization	364,403	84,334	448,263	169,650
Property-related[A]	24,676	21,135	31,786	29,733
General and administrative	35,604	38,858	77,328	80,282
Total expenses	529,153	232,057	759,501	458,578
OTHER INCOME (EXPENSE)				
Gain on sale of real estate	167	16,355	229	467,993
Real estate and other impairment charges	-	-	(89,538)	(4,875)
Earnings from equity interests	12,224	14,785	23,576	22,123
Debt refinancing and unutilized financing costs	(816)	(619)	(816)	(9,435)
Other (including fair value adjustments on securities)	(10,512)	2,031	(15,678)	16,793
Total other income (expense)	1,063	32,552	(82,227)	492,599
(Loss) income before income tax	(190,695)	200,721	(154,122)	844,047
Income tax benefit (expense)	148,262	(10,657)	144,719	(22,036)
Net (loss) income	**(42,433)**	**190,064**	**(9,403)**	**822,011**
Net loss (income) attributable to non-controlling interests	396	(467)	160	(733)
Net (loss) income attributable to MPT common stockholders	**$ (42,037)**	**$ 189,597**	**$ (9,243)**	**$ 821,278**
EARNINGS PER COMMON SHARE - BASIC AND DILUTED				
Net (loss) income attributable to MPT common stockholders	**$ (0.07)**	**$ 0.32**	**$ (0.02)**	**$ 1.37**
WEIGHTED AVERAGE SHARES OUTSTANDING - BASIC	**598,344**	**598,827**	**598,323**	**598,751**
WEIGHTED AVERAGE SHARES OUTSTANDING - DILUTED	**598,344**	**599,026**	**598,323**	**598,979**
DIVIDENDS DECLARED PER COMMON SHARE	**$ 0.29**	**$ 0.29**	**$ 0.58**	**$ 0.58**

(A) Includes $21.1 million and $18.3 million of ground lease and other expenses (such as property taxes and insurance) paid directly by us and reimbursed by our tenants for the three months ended June 30, 2023 and 2022, respectively, and $25.3 million and $24.6 million for the six months ended June 30, 2023 and 2022, respectively.

MEDICAL PROPERTIES TRUST | SUPPLEMENTAL INFORMATION | Q2 2023 16

FINANCIAL STATEMENTS CONSOLIDATED BALANCE SHEETS (Amounts in thousands, except per share data) June 30, 2023 December 31, 2022 (Unaudited) (A) ASSETS Real estate assets Land, buildings and improvements, intangible lease assets, and other $ 13,133,651 $ 13,862,415 Investment in financing leases 1,231,652 1,691,323 Real estate held for sale 401,125 -Mortgage loans 299,326 364,101 Gross investment in real estate assets 15,065,754 15,917,839 Accumulated depreciation and amortization (1,251,165) (1,193,312) Net investment in real estate assets 13,814,589 14,724,527 Cash and cash equivalents 324,050 235,668 Interest and rent receivables, net 177,643 167,035 Straight-line rent receivables 779,584 787,166 Investments in unconsolidated real estate joint ventures 1,487,118 1,497,903 Investments in unconsolidated operating entities 1,812,150 1,444,872 Other loans 199,360 227,839 Other assets 609,881 572,990 Total Assets $ 19,204,375 $ 19,658,000 LIABILITIES AND EQUITY Liabilities Debt, net $ 10,237,558 $ 10,268,412 Accounts payable and accrued expenses 444,926 621,324 Deferred revenue 49,766 27,727 Obligations to tenants and other lease liabilities 157,411 146,130 Total Liabilities 10,889,661 11,063,593 Equity Preferred stock, $0.001 par value. Authorized 10,000 shares; no shares outstanding - - Common stock, $0.001 par value. Authorized 750,000 shares; issued and outstanding - 598,344 shares at June 30, 2023 and 597,476 shares at December 31, 2022 598 597 Additional paid-in capital 8,547,835 8,535,140 Retained (deficit) earnings (241,301) 116,285 Accumulated other comprehensive income (loss) 6,680 (59,184) Total Medical Properties Trust, Inc. Stockholders’ Equity 8,313,812 8,592,838 Non-controlling interests 902 1,569 Total Equity 8,314,714 8,594,407 Total Liabilities and Equity $ 19,204,375 $ 19,658,000 (A) Financials have been derived from the prior year audited financial statements. MEDICAL PROPERTIES TRUST | SUPPLEMENTAL INFORMATION | Q2 2023 17

FINANCIAL STATEMENTS

INVESTMENTS IN UNCONSOLIDATED REAL ESTATE JOINT VENTURES

(As of and for the three months ended June 30, 2023)

(Unaudited)

($ amounts in thousands)

	MEDIAN[C]	Swiss Medical Network[D]	Steward Health Care[E]	Policlinico di Monza[F]	HM Hospitales[G]	Total	MPT Pro Rata Share
Gross real estate	$ 1,920,112	$ 1,510,313	$ 1,677,587	$ 182,854	$ 369,344	$ 5,660,210	$ 3,113,700
Cash	40,227	5,162	17,001	19,773	4,226	86,389	44,016
Accumulated depreciation and amortization	(217,853)	(128,908)	(53,463)	(30,801)	(27,593)	(458,618)	(253,711)
Other assets	78,600	172,923	104,063	9,191	5,312	370,089	219,363
Total Assets	**$ 1,821,086**	**$ 1,559,490**	**$ 1,745,188**	**$ 181,017**	**$ 351,289**	**$ 5,658,070**	**$ 3,123,368**
Debt (third party)	$ 711,121	$ 752,323	$ 886,293	$ -	$ 140,698	$ 2,490,435	$ 1,388,647
Other liabilities	144,544	177,519	8,047	13,828	89,179	433,117	247,603
Equity and shareholder loans	965,421[A]	629,648	850,848	167,189	121,412	2,734,518	1,487,118
Total Liabilities and Equity	**$ 1,821,086**	**$ 1,559,490**	**$ 1,745,188**	**$ 181,017**	**$ 351,289**	**$ 5,658,070**	**$ 3,123,368**
MPT share of real estate joint venture	**50%**	**70%**	**50%**	**50%**	**45%**		
Total	**$ 482,710**	**$ 440,754**	**$ 425,424**	**$ 83,595**	**$ 54,635**		**$ 1,487,118**

	MEDIAN[C]	Swiss Medical Network[D]	Steward Health Care[E]	Policlinico di Monza[F]	HM Hospitales[G]	Total	MPT Pro Rata Share
Total revenues[B]	**$ 32,498**	**$ 17,426**	**$ 38,772**	**$ 4,805**	**$ 3,783**	**$ 97,284**	**$ 51,938**
Expenses:							
Property-related	$ 1,018	$ 40	$ 4,244	$ 897	$ 37	$ 6,236	$ 3,124
Interest	12,898	4,824	17,168	-	554	35,444	18,659
Real estate depreciation and amortization	11,317	8,553	10,306	1,046	2,060	33,282	18,249
General and administrative	773	323	117	(34)	15	1,194	661
Gain on sale of real estate	-	-	-	-	-	-	-
Income taxes	1,283	657	-	-	287	2,227	1,230
Total expenses	**$ 27,289**	**$ 14,397**	**$ 31,835**	**$ 1,909**	**$ 2,953**	**$ 78,383**	**$ 41,923**
Net Income	**$ 5,209**	**$ 3,029**	**$ 6,937**	**$ 2,896**	**$ 830**	**$ 18,901**	**$ 10,015**
MPT share of real estate joint venture	**50%**	**70%**	**50%**	**50%**	**45%**		
Earnings from equity interests	**$ 2,605**	**$ 2,121**	**$ 3,468**	**$ 1,448**	**$ 373**		**$ 10,015** [H]

(A) Includes approximately €295 million shareholder loan.
(B) Includes $4.5 million of straight-line rent revenue.
(C) MPT managed joint venture of 71-owned German facilities that are fully leased.
(D) Represents ownership in Infracore, which owns and leases all 17 Switzerland facilities.
(E) MPT managed joint venture of eight-owned Massachusetts hospital facilities that are fully leased pursuant to a master lease.
(F) Represents ownership in eight Italian facilities that are fully leased.
(G) Represents ownership in two Spanish facilities that are fully leased.
(H) Excludes $2.2 million from a combination of returns on our Lifepoint Behavioral Health equity investment and dividends received on our Aevis equity investment ($1.9 million), less amortization of equity investment costs.

MEDICAL PROPERTIES TRUST | SUPPLEMENTAL INFORMATION | Q2 2023

18

FINANCIAL STATEMENTS

INVESTMENTS IN UNCONSOLIDATED OPERATING ENTITIES

(Amounts in thousands)

OPERATING ENTITY INVESTMENT FRAMEWORK

MPT's hospital expertise and comprehensive underwriting process allows for opportunistic investments in hospital operations.

- *Passive investments typically needed in order to acquire the larger real estate transactions.*
- *Cash payments go to previous owner and not to the tenant, with limited exceptions.*
- *Operators are vetted as part of our overall underwriting process.*
- *Potential for outsized returns and organic growth.*
- *Certain of these investments entitle us to customary minority rights and protections.*
- *No additional operating loss exposure beyond our investment.*
- *Proven track record of successful investments, including Ernest Health and Capella Healthcare.*

Operator	Investment as of June 30, 2023	Ownership Interest	Structure
PHP Holdings	$ 654,520	49.0%	Includes a 49% equity ownership interest in, along with a $586 million loan convertible into PHP Holdings, the managed care business of Prospect. The loan carries an 8% interest rate and is convertible into equity of PHP Holdings.
Steward Health Care	362,586	N/A	Loan, for which proceeds were paid to Steward's former private equity sponsor, is secured by the equity of Steward and provides for an initial 4% cash return plus 37% of the increase in the value of Steward over seven years.
International Joint Venture	230,153	49.0%	Includes our 49% equity ownership interest and a loan made for the purpose of investing in select international hospital operations. The loan carries a 7.5% interest rate and is secured by the remaining equity of the international joint venture and guaranteed by the other equity owner.
Priory Group	163,619	9.9%	In order to close the 2021 acquisition of 35 facilities, we made a 9.9% passive equity investment and a loan, proceeds of which were paid to the former owner. The loan carries a variable interest rate.
Swiss Medical Network	162,194	10.0%	Includes our passive equity ownership interest, along with a CHF 45 million loan as part of a syndicated loan facility.
Steward Health Care	125,862	9.9%	Includes our passive equity ownership interest. Proceeds from our original investment of $150 million were paid directly to Steward's former private equity sponsor and other shareholders.
Aevis	79,121	4.6%	Includes our passive equity ownership interest in Aevis, a public healthcare investment company. Our original investment of CHF 47 million is marked-to-market quarterly.
Aspris	16,005	9.9%	Includes our passive equity ownership interest in Aspris, a spin-off of Priory's education and children's services line of business.
Lifepoint Behavioral Health	10,767	20.9%	In order to close the 2021 acquisition of 18 behavioral facilities, we made an equity investment and a loan, proceeds of which were paid to the former owners. As a result of Lifepoint's acquisition of a majority interest in Springstone in February 2023, the loan and related interest (of approximately $205 million) was paid in full. We continue to hold our minority equity interest in Lifepoint Behavioral Health.
Caremax	7,323	9.9%	Includes our passive equity ownership interest in Caremax, a public care delivery system. Our original investment is marked-to-market quarterly.
Total	**$ 1,812,150**		

INVESTMENTS IN UNCONSOLIDATED OPERATING ENTITIES AS A PERCENTAGE OF TOTAL ASSETS



9%
91%

MEDICAL PROPERTIES TRUST | SUPPLEMENTAL INFORMATION | Q2 2023 19

APPENDIX - NON-GAAP RECONCILIATIONS

ADJUSTED NET DEBT/ANNUALIZED EBITDA*re*

(Unaudited)
(Amounts in thousands)

	For the Three Months Ended June 30, 2023		Annualized	
ADJUSTED EBITDA *re* RECONCILIATION				
Net loss	$	(42,433)		
Add back:				
Interest		104,470		
Income tax		(148,262)		
Depreciation and amortization		367,955		
Gain on sale of real estate		(167)		
Adjustment to reflect MPT's share of unlevered EBITDA*re* from unconsolidated real estate joint ventures[(A)]		12,167		
2Q 2023 EBITDA*re*	$	293,730		
Share-based compensation		6,437		
Write-off of unbilled rent and other		95,642		
Litigation and other		2,502		
Debt refinancing and unutilized financing costs		816		
Non-cash fair value adjustments		8,374		
Prospect Medical Holdings adjustment		(56,859)		
2Q 2023 Adjusted EBITDA*re*	$	350,642	$	1,402,568
Adjustments for mid-quarter investment activity[(B)]		(5,056)		
2Q 2023 Transaction Adjusted EBITDA*re*	$	345,586	$	1,382,344
ADJUSTED NET DEBT RECONCILIATION				
Total debt at June 30, 2023	$	10,237,558		
Less: Cash at June 30, 2023		(324,050)		
Less: Cash funded for building improvements in progress and construction in progress at June 30, 2023[(C)]		(415,368)		
Adjusted Net Debt	$	9,498,140		

Investors and analysts following the real estate industry utilize net debt (debt less cash) to EBITDA*re* as a measurement of leverage that shows how many years it would take for us to pay back our debt, assuming net debt and EBITDA*re* are held constant. In our calculation, we start with EBITDA*re*, as defined by Nareit, which is net income before interest expense, income tax expense, depreciation and amortization, losses/gains on disposition of depreciated property, impairment losses, and adjustments to reflect our share of EBITDA*re* from unconsolidated real estate joint ventures. We then adjust EBITDA*re* for non-cash share-based compensation, non-cash fair value adjustments and other items that would make comparison of our operating results with prior periods and other companies more meaningful, to derive Adjusted EBITDA*re*. We adjust net debt for cash funded for building improvements in progress and construction in progress for which we are not yet receiving rent to derive Adjusted Net Debt. We adjust Adjusted EBITDA*re* for the effects from investments and capital transactions that were completed during the period, assuming such transactions were consummated/fully funded as of the beginning of the period to derive Transaction Adjusted EBITDA*re*. Although non-GAAP measures, we believe Adjusted Net Debt, Adjusted EBITDA*re*, and Transaction Adjusted EBITDA*re* are useful to investors and analysts as they allow for a more current view of our credit quality and allow for the comparison of our credit strength between periods and to other real estate companies without the effect of items that by their nature are not comparable from period to period.

(A) Includes only the unlevered portion of our share of EBITDA*re* from unconsolidated real estate joint ventures, as we have excluded any net debt from our unconsolidated real estate joint ventures in the Adjusted Net Debt line. We believe this adjustment is needed to appropriately reflect the relationship between EBITDA*re* and net debt.
(B) Reflects a full quarter impact from our mid-quarter investments, disposals, and loan payoffs.
(C) Excluded development and capital improvement projects that are in process and not yet generating a cash return but will generate a return once completed.

MEDICAL PROPERTIES TRUST | SUPPLEMENTAL INFORMATION | Q2 2023 20

MPT Medical Properties Trust 1000 Urban Center Drive, Suite 501 Birmingham, AL 35242 (205) 969-3755 NYSE: MPW www.medicalpropertiestrust.com Contact: Drew Babin, Senior Managing Director of Corporate Communications (646) 884-9809 or dbabin@medicalpropertiestrust.com or Tim Berryman, Managing Director of Investor Relations (205) 397-8589 or tberryman@medicalpropertiestrust.com